SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

        Filed by the Registrant |X|

        Filed by a Party other than the Registrant |_|

        Check the appropriate box:

       |_|  Preliminary Proxy Statement
       |_|  Confidential,  for Use of the  Commission Only
            (as permitted by Rule 14a-6(e)(2)
       |X|  Definitive Proxy Statement
       |_|  Definitive Additional Materials
       |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MDI ENTERTAINMENT, INC.
                (Name of Registrant as specified in its charter)

         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

       Payment of Filing Fee (Check the appropriate box):
       |X| No fee required.
       |_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
             (1) Title of each class of securities to which transaction applies:
             (2) Aggregate number of securities to which transaction applies:
             (3) Per unit price or other underlying value of transaction computed pursuant to
       Exchange Act rule 0-11. (Set forth the amount on which the filing is calculated and state how it was determined):
            (4) Proposed maximum aggregate value of transaction:
            (5) Total fee paid:
       |_| Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1) Amount Previously Paid:
           (2) Form, Schedule or Registration Statement No.:
           (3) Filing Party:
           (4) Date Filed:

                                      LOGO





                             MDI ENTERTAINMENT, INC.
                                 201 ANN STREET
                           HARTFORD, CONNECTICUT 06103

                                                                  April 18, 2001
Dear Stockholder,

        You are cordially invited to attend the 2001 Annual Meeting of Stockholders of MDI Entertainment, Inc. (the "Company") to be held at 10:30 a.m. Eastern Standard Time on Friday, June 8, 2001 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th floor, New York, New York 10017.

        At the Annual Meeting, six persons will be elected to the Board of Directors. The Company will seek stockholder approval of a proposal to amend the Company's Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms. The Company will also seek stockholder approval of an increase in the aggregate number of shares for which stock options and stock awards may be granted under the Company's 1998 Stock Option and Award Plan. In addition, the Company will ask the stockholders to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                                   Sincerely,

                                                   /s/ Steven M. Saferin
                                                   ---------------------
                                                   Steven M. Saferin
                                                   Chairman, President and
                                                   Chief Executive Officer



                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                             MDI ENTERTAINMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 8, 2001


To the Stockholders of MDI Entertainment, Inc.:

        NOTICE IS HERBY GIVEN that the Annual Meeting of Stockholders of MDI Entertainment, Inc. (the "Company") will be held on Friday, June 8, 2001 at the offices of the Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th floor, New York, New York 10017 at 10:30 a.m. Eastern Standard Time for the following purposes:

1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms and to provide procedures for removal of directors and filing vacancies of the Board of Directors.

2. To elect six Directors to hold office for initial terms of one, two and three years, or in the event the proposed amendment to the Company's Certificate of Incorporation authorizing a classified Board of Directors is not approved, then for a term of one year.

3. To consider and act upon a proposal to increase by 800,000 shares the aggregate number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for which stock options and stock awards may be granted under the Company's 1998 Stock Option and Award Plan.

4. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors and accountants for the Company for the fiscal year ending December 31, 2001.

5. To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 18, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        All stockholders are cordially invited to attend the Annual Meeting.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Kenneth M. Przysiecki
                                            -------------------------
                                            Kenneth M. Przysiecki
                                            Secretary
Hartford, Connecticut
April 18, 2001

                             MDI ENTERTAINMENT, INC.
                                 201 ANN STREET
                           HARTFORD, CONNECTICUT 06103
                                 (860) 527-5359

                      ------------------------------------
                                 PROXY STATEMENT
                      ------------------------------------


                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MDI Entertainment, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the 2001 Annual Meeting of Stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th floor, New York, New York 10017 on Friday, June 8, 2001 at 10:30 a.m. Eastern Standard Time, and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are being mailed on or about April 23, 2001 to all Stockholders entitled to notice of and to vote at the Annual Meeting.

        Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

        o FOR the proposal to amend the Company's Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms and to provide procedures for removal of directors and filing vacancies of the Board of Directors,

        o FOR the election of the six nominees for director named herein,

        o FOR the proposal to increase by 800,000 shares the aggregate number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for which stock options and stock awards may be granted under the Company's 1998 Stock Option and Award Plan, and

        o FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors and accountants for the Company for the fiscal year ending December 31, 2001.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock and Series B preferred stock, par value $.001 per share (the "Series B Stock"), is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

        Nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the proposal to increase by 800,000 shares the aggregate number of shares of the Company's Common Stock for which stock options and stock awards may be granted under the Company's 1998 Stock Option and Award Plan, the affirmative vote of a majority of shares of Common Stock and Series B Stock present or represented by proxy and entitled to vote on the matter is necessary for approval. For the proposal to amend the Company's Certificate of Incorporation to provide for a staggered board, the affirmative vote of a majority of the Company's outstanding Common Stock and Series B Preferred Stock is necessary for approval. For the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors and accountants for the fiscal year ending December 31, 2001, the affirmative vote of the majority of votes cast at the Annual Meeting and entitled to vote is required for approval. Because abstentions are treated as shares present or represented and entitled to vote, abstentions have the same effect as a vote against the proposal to amend the Certificate of Incorporation and the proposal to increase the number of shares under the 1998 Stock Option and Award Plan, but will not have the effect of votes against the proposal to ratify Arthur Andersen LLP as independent accounts for the fiscal year ending December 31, 2001.

        If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the proposal relating to the stock option plan, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote. As to the proposal relating to the independent auditors, a broker non-vote will have no effect on the outcome of the vote. As to the proposal to amend the Company's Certificate of Incorporation, which requires the affirmative vote of a majority of the Company's outstanding Common Stock, broker non-votes have the same effect as negative votes.

        The close of business on April 18, 2001 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 18, 2001, the Company had 11,162,306 shares of Common Stock outstanding and entitled to vote and 444 shares of Series B Stock outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote. Each holder of Series B Stock is entitled to one vote for each share of Common Stock issuable upon conversion of the Series B Stock (1001 shares of Common Stock per 1 shares of Series B Stock) and votes together with the Common Stock as one class on all matters submitted to a vote of the stockholders of the Company.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock and Series B Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

        A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder beginning ten days prior to the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of the Secretary of the Company at 201 Ann Street, Hartford, Connecticut 06103.

        The Transition Report for the seven month period ending December 31, 2000, along with the Annual Report to Stockholders for the fiscal year ended May 31, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

                                   PROPOSAL 1

                              APPROVAL OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION TO
               AUTHORIZE STAGGERED TERMS FOR ELECTION OF DIRECTORS

GENERAL

        The Board of Directors has proposed an amendment to the Company's Certificate of Incorporation under which the Board of Directors will be divided into three classes, Class I, Class II and Class III as nearly equal in number as possible, to serve initial terms of one, two and three years, respectively, with each director being assigned to one of the three classes as provided by the Board. Thus, directors elected at the Annual Meeting to Class I will hold office until the 2002 Annual Meeting; those elected to Class II will hold office until the 2003 Annual Meeting; and those elected to Class III will hold office until the 2004 Annual Meeting; or, in each case, the directors will serve until their successors are duly elected and qualified. At each Annual Meeting commencing with the 2002 Annual Meeting, directors elected to succeed those in the class whose terms then expire will be elected to three-year terms, so that the terms of one class of directors will expire each year at the Annual Meeting of stockholders. Thus, after this 2001 Annual Meeting, stockholders will elect only one-third of the directors at each subsequent Annual Meeting. Finally, the staggered board provision will apply to every election of directors, whether or not a change in control of the Company has occurred. A copy of the proposed amendment to the Company's Certificate of Incorporation for the introduction of a classified board ("Classified Board Proposal") is attached hereto as the proposed Article NINTH in Appendix A.

        If this proposed Amendment is approved by stockholders, the Company's By-Laws will also be amended by adding or deleting such provisions as may be necessary to make the By-Laws consistent with the Amendment.

REASONS FOR CLASSIFIED BOARD STRUCTURE

        A Board of Directors classified as set forth above with staggered terms would facilitate continuity and stability of leadership and policy by assuring that experienced personnel familiar with the Company and its business will be on the Company's Board of Directors at all times. However, there have been no problems with continuity of the Board of Directors in the past. The Board of Directors may also consider expanding the number of positions on the Board as it identifies qualified persons who are willing to serve as directors of the Company. The Company believes that three-year terms for its directors will be more attractive to potential director candidates and thus will make available to the Company more candidates. A classified board with staggered terms would prevent precipitous changes in the composition of the Company's Board of Directors and the manner of its election and, thereby, would make it more difficult to effect changes in the Company's policies, business strategies and operations that management of the Company believes are not in the best interests of the Company and its stockholders. However, a classified board with staggered terms will make it more difficult for stockholders to change the composition of the Company's Board of Directors even if the stockholders believe such a change would be desirable.

POSSIBLE ANTI-TAKEOVER EFFECTS OF CLASSIFIED BOARD PROPOSAL

        A classified board is a way to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the management and Board of Directors of the Company, who would then be in a position to negotiate a transaction that is fair and in the best interests of all stockholders. A staggered Board of Directors will require at least two Annual Meetings of stockholders, instead of one, for stockholders to effect a change in the majority of the Company's Board of Directors. Under the provisions of the Company's current Certificate of Incorporation and By-Laws, a change in the majority of the Board could be effected at one stockholders' meeting. Although staggered board provisions are not designed to be, and are not, effective against an any-and-all cash tender offer, staggered board provisions have provided boards of directors with additional leverage to negotiate protections for corporate constituencies even after a takeover bidder has acquired a majority of their company's stock. Since the proposed amendment would increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Company's Board of Directors, even if the takeover bidder were to acquire a majority of the Company's outstanding capital stock, the presence of a staggered board provision might tend to discourage certain types of tender offers, perhaps including some tender offers that stockholders might feel would be in their best interests. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer for control, which usually involves a purchase price that is higher than the current market price and often involves a bidding contest between competing takeover bidders.

FILLING BOARD VACANCIES AND REMOVAL OF DIRECTORS

        The Classified Board Proposal also provides that any vacancy on the Board of Directors whether by reason of removal, resignation, death or otherwise shall be filled exclusively by a vote of no less than a majority of the remaining directors. Any director appointed by the remaining Board of Directors shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        Permitting directors rather than stockholders to fill vacancies is consistent with, and supportive of, the purposes of adopting a staggered board since together the two provisions tend to moderate the pace at which the Company's Board of Directors could be changed and is a further deterrent to the strategy of removing existing directors and replacing them with persons chosen by a takeover bidder. In addition, because the Board of Directors fixes the number of directors, it would also prevent those seeking majority representation on the Company's Board from attempting to obtain such representation through expanding the size of the Board and filling the new directorships with their nominees.

        Section 141(k) of the Delaware General Corporation law ("Section 141(k)") provides that directors serving on a classified board cannot be removed without cause, unless the certificate of incorporation provides otherwise. The Company's Certificate of Incorporation does not prohibit the application of
Section 141(k) to its Board of Directors, and the Classified Board Proposal specifically prohibits removal of directors without cause. Therefore, if the stockholders vote to establish a classified board of directors, the stockholders of the Company could not remove incumbent directors from office without a valid reason for doing so under Delaware law.

STOCKHOLDER VOTE REQUIRED

        An affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series B Stock is required to adopt Proposal 1. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of Proposal 1 to amend the Certificate of Incorporation to add Article NINTH unless otherwise indicated thereon.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ADD ARTICLE NINTH, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   PROPOSAL 2

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

        The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at six. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at six. If the Classified Board Proposal is approved by the stockholders, the Company's Certificate of Incorporation will provide that the Board of Directors shall be divided into three classes that are equal or nearly equal in number to each other and that the three classes initially have terms expiring at the 2002, 2003 and 2004 Annual Meetings of the Company's stockholders. The three classes and the nominees to be elected to each class by the Board are set forth below. At each Annual Meeting subsequent to this Annual Meeting, the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election. In the event the proposed amendment to the Company's Certificate of Incorporation authorizing a staggered Board of Directors is not approved, then the directors are to be elected to hold office for a period of one year, and in any event until a successor has been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy. Each of the nominees is currently a director of the Company.

        The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

        The following table sets forth certain information with respect to each person who is currently a director of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

NOMINEES TO SERVE UNTIL THE 2002 ANNUAL MEETING - CLASS I

NAME OF DIRECTOR                    AGE      POSITION

Robert J. Wussler                    63      Director

S. David Fineman                     54      Director

NOMINEES TO SERVE UNTIL THE 2003 ANNUAL MEETING - CLASS II

NAME OF DIRECTOR                    AGE      POSITION

Todd P. Leavitt                      47      Director

William G. Malloy                    52      Director

NOMINEES TO SERVE UNTIL THE 2004 ANNUAL MEETING - CLASS III

NAME OF DIRECTOR                    AGE      POSITION

Steven M. Saferin                    52      President, Chief Executive Officer
                                             and Director

Kenneth M. Przysiecki                56      Chief Financial Officer, Secretary
                                             and Director


Steven M. Saferin

Mr. Saferin has been the President, Chief Executive Officer and a member of our Board of Directors since August 1997. Since January 1986, Mr. Saferin has been President and Chief Executive Officer of MDIP, which today is our wholly owned subsidiary of MDI. In this capacity, Mr. Saferin has been primarily responsible for product development, marketing and sales. Mr. Saferin conceived and led MDIP's entry into the lottery industry and has since been the key employee in revising, refining and creating new products and marketing initiatives for us to offer to the lottery industry. Prior to founding MDIP, Mr. Saferin was Director of Program Acquisitions at ESPN from 1982 to 1986. He supervised a 16-person department in the areas of product acquisition and scheduling. From 1978 to 1982, Mr. Saferin was active in cable television franchising as a Vice President with both Viacom Communications and Warner Amex Cable. In those capacities, he supervised cable television franchising activities in dozens of major markets. Prior to entering business, Mr. Saferin was an Attorney-Advisor to the Cable Television Bureau of the Federal Communications Commission, as well as a member of the law department at Viacom International, Inc. Mr. Saferin received a BA in journalism from American University and received his JD after attending the Georgetown University and the University of Maryland Schools of Law.

Robert J. Wussler

Mr. Wussler has been a member of our Board of Directors since August 1997. He was formally President, Chief Executive Officer and Chairman of the Board of Directors of U.S. Digital Communications, Inc., a telecommunications company. He has also been President and Chief Executive Officer of The Wussler Group, which owns several telecommunications ventures, since February 1992. From June 1995 to June 1998, Mr. Wussler served as President and Chief Executive Officer of Affiliate Enterprises, Inc., a privately held company that acts as the syndication branch of 51 media companies. Prior to his current activities he was the President and Chief Executive Officer of Comsat Video, the international satellite telecommunications company from 1990 to 1993. Mr. Wussler is one of the founders of CNN (Cable News Network) having founded the network when he was Senior Executive Vice President with Turner Broadcasting from 1980 to 1990. During his tenure with Turner Broadcasting, he was also President of the Atlanta Braves professional baseball team and the Atlanta Hawks professional basketball team. Prior to joining the Turner organization, Mr. Wussler was President of Columbia Broadcasting System (CBS) Television, a position he attained from his start in the CBS mailroom. Mr. Wussler is also an independent business consultant having directed such projects as the establishment of a French-Kuwaiti television network in 1993 and the acquisition of MetroMedia Enterprises. He was the founding Chairman of International TelCell, which later became a part of MetroMedia International Group in 1993. Mr. Wussler also advised and guided the first African American professional basketball ownership group in the finance, purchase, management and resale of the Denver Nuggets franchise of the National Basketball Association. Mr. Wussler also serves on the Board of Directors of

Streammedia Communications, Inc., Converge Global, Inc., Visual Display and TIS Worldwide.


Kenneth M. Przysiecki

Mr. Przysiecki has been our Chief Financial Officer, Secretary and a member of our Board of Directors since August 1997. Since August 1994, Mr. Przysiecki has been Chief Financial Officer of MDIP. Prior to joining MDIP, Mr. Przysiecki was involved in several business start-ups that required his financial planning, negotiating and systems implementation skills. He was a Senior Manager for Noreika, Rosenfeld and Hupp, a CPA firm, from 1989 to 1992 and was employed as Vice President of Finance for Keeney Manufacturing Company, from 1976 until 1988. He received his CPA while employed at Arthur Andersen & Co. from 1972 to 1976, and received his BS in Business Administration from American International College.


Todd P. Leavitt

Mr. Leavitt has been a member of our Board of Directors since November 1998. He founded and has been Managing Director of Tulip Media Ltd. since May 1998. Tulip Media furnishes services in areas of feature film, television and video production and distribution as well as media consulting services to a variety of United States and international companies engaged in the entertainment industry. Prior to establishing Tulip Media, Mr. Leavitt served as Chairman of the Alliance Television Group, supervising all television production and distribution activities on behalf of Alliance Communications Corporation, from 1995 to May 1998. Previously, Mr. Leavitt was Executive Vice President of NBC Studios, the in-house production arm of the NBC Television Network, from1990 to 1995. Prior to joining NBC, Mr. Leavitt had been Executive Vice President of Reeves Entertainment Group. Mr. Leavitt is a Phi Beta Kappa graduate of Kenyon College, Gambier, Ohio, and received a law degree from the New York University School of Law.

S. David Fineman

Mr. Fineman has been a member of our Board of Directors since November 1998. He is the managing attorney and founder of Fineman & Bach, P.C., a Philadelphia, PA law firm since 1986. Mr. Fineman represents a variety of clients, including governmental authorities and private clients dealing with the government. He has an active litigation practice and represents clients throughout the United States and Japan in both the Federal and State courts. Mr. Fineman has served as special counsel to the Philadelphia Parking Authority, the Secretary of Banking of the Commonwealth of Pennsylvania, and the Insurance Commissioner of the Commonwealth of Pennsylvania. In 1995, he was nominated by President Clinton and confirmed by the United States Senate to a nine-year term on the Board of Governors of the United States Postal Service, a nine member Board which directs and controls the expenditures, reviews practices and policies, and establishes basic objectives and long-range goals for the Postal Service. He presently serves as its vice chairman and as chairman of its compensation committee. In 1994, Mr. Fineman was appointed to the Industry Policy Advisory Committee, a CEO-level committee which advises the Secretary of Commerce and the U.S. Trade Representative on international trade policy issues. Mr. Fineman received a B.A. from American University and received his J.D., with honors, from George Washington University Law School.

William G. Malloy

Mr. Malloy has been a member of the Board of Directors since September 1999. Mr. Malloy currently serves on the Board of Directors of Autotote Corporation (NYSE:
TTE). Prior to the merger of Autotote and Scientific Games, Inc.(NYSE: SG), he was Chairman of the Board, President and Chief Executive Officer of Scientific Games Holdings Corp. (NYSE:SG) Scientific Games is a $230 million per year publicly held company in the international lottery industry. Scientific Games' core strengths include marketing and the application of advance computer technology to complex printing processes and customer support systems. Prior to becoming the Scientific Games' President and Chief Executive officer in December 1990, Mr. Malloy was the company's Vice President, Treasurer and Chief Financial Officer from 1988 to 1990. Prior to joining Scientific Games, Mr. Malloy held several positions from 1975 to 1987 with Bally Manufacturing Corporation, Scientific Games' former parent company. His various responsibilities included sales, finance, planning, operations and information systems. Mr. Malloy has directed various manufacturing, distribution, financing and service businesses. Industry groups with which he has experience include consumer durable goods, vending, commercial video amusement, printing, regulated gaming and software development. In addition, he is a seasoned international businessman and has extensive experience with various government regulated procurement processes. Mr. Malloy also serves on the Board of Directors of the Georgia Chamber of Commerce, Drugs Don't Work in Georgia and the Upper Chattahoochee Riverkeeper. Mr. Malloy received his Bachelor of Science degree in Business Administration from Northern Illinois University and his Master of Science in Management (MBA) from Northwestern University's J. L. Kellogg Graduate School of Management in Evanston, Illinois.

        Each director holds office until the Company's annual meeting of stockholders following the expiration of his term and until his successor is duly elected and qualified. Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors. There are no family relationships between any of the directors or executive officers of the Company.

STOCKHOLDER VOTE REQUIRED

        Election of each director requires a plurality of the votes cast present in person or represented by proxy at the meeting.


        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                                   MANAGEMENT

EXECUTIVE OFFICERS

        The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. The executive officers serve at the pleasure of the Board of Directors.

NAME                          AGE      POSITION

Jonathan Betts                 41      Executive Vice President of Finance
Charles W. Kline               41      Vice President of Sales and Marketing
Robert R. Kowalczyk            53      Vice President and General Manager

Jonathan Betts

Jonathan D. Betts joined us as Executive Vice President of Finance on October 13, 2000. Mr. Betts is a founder and principal of Venture Partners Ltd since 1986. He focuses and provides expertise in financial restructuring, capital raising, mergers and acquisitions, joint ventures and strategic relationships. He was previously associated with Technology Transitions Incorporated, a technology venture capital firm, and provided managerial and financial consulting services in both turnaround and high growth situations. He has a Bachelor Degree in Electrical Engineering from Boston University.

Charles W. Kline

Mr. Kline joined us as Vice President of Sales and Marketing in February 1998.Prior to joining us, Mr. Kline was Executive Director of the Pennsylvania State Lottery, the nation's sixth largest lottery from 1992 to 1997. As Executive Director, Mr. Kline oversaw the entire $1.7 billion sales operation. During his five year tenure, Mr. Kline was credited with not only reversing a 3-year slide in sales, but also engineering and implementing a program that caused the lottery to undergo five consecutive years of sales growth. Prior to this post, Mr. Kline served in a variety of key positions in state government. Mr. Kline received a B.A. in Public Service and a Masters in Public Administration, both from the Pennsylvania State University.

Robert R. Kowalczyk

Mr. Kowalczyk joined us as Vice President and General Manager in November 1997. Prior to joining us, Mr. Kowalczyk was Vice President and Management Supervisor of Yaffe and Company Advertising of Southfield, Michigan from 1995 to 1997. At Yaffe, Mr. Kowalczyk supervised the $10 million advertising and promotions account and aided the product planning for the Michigan State Lottery. Mr. Kowalczyk also supervised the agency's business development and research functions, and participated in the account planning and management for clients, including health care, financial services and various retail chains. Prior to his time in Michigan, Mr. Kowalczyk managed product planning and marketing, research and the $32 million advertising and promotional budgets for the Florida Lottery from 1991 to 1995. Under his direction, the lottery reversed a decline in sales growth in the instant ticket product category. Previous to that, Mr. Kowalczyk was the Marketing Director for the Ohio Lottery Commission from 1987 to 1991. He successfully expanded the entire lottery market by introducing instant scratch-off game marketing strategies that have been emulated by virtually every lottery in the years that followed. During his tenure, Ohio Lottery sales increased an average of 16% per year, instant ticket sales increased 58% per year and profitability increased at the rate of 4% per year. Mr. Kowalczyk received his Associate Degree from Lorain County Community College and earned his Executive M.B.A. from the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio.


COMMITTEES OF THE BOARD-BOARD MEETINGS
The Board of Directors at their April 27, 1999 quarterly meeting established the following committees and appointed members:

AUDIT COMMITTEE:                 S. David Fineman
                                 Robert J. Wussler

COMPENSATION COMMITTEE:          Steven M. Saferin
                                 Todd P. Leavitt

EXECUTIVE COMMITTEE:             Steven M. Saferin
                                 S. David Fineman
                                 Kenneth M. Przysiecki

        The principal responsibilities of each committee are discussed in the succeeding paragraph. Actions taken by any committee of the Board are reported to the Board of Directors usually at its next meeting or by written report. The Company's Board of Directors held 2 meetings during the fiscal year ended December 31, 2000 while the various committees of the Board met a total of 1 time (1 time for Audit Committee; 0 times for Compensation Committee and 0 times for Executive Committee). No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2000.

        The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors; reviews the policies and procedures of the Company and management with respect to maintaining the Company's books and records; reviews the results of the audit and any other recommendations to the Board of Directors as it deems appropriate from time to time.

         The Compensation Committee considers and makes recommendations to the Board of Directors regarding the compensation of the senior executives of the Company; considers, reviews and makes recommendations on grants of stock options related to the Company's 1998 Stock Option and award Plan; considers matters of director compensation, benefits and other forms of remuneration.

        The Executive Committee makes recommendations to the Board of Directors concerning matters of strategic planning and operational management of the Company and has the power to address matters on behalf of the Board of Directors which require attention between meetings of the Board of Directors.

        The Company does not have a standing Nominating Committee. This function is performed by the Board of Directors as a whole.


REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix B to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee took the following actions:

        o Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and Arthur Andersen LLP, the Company's independent auditors;

        o Discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

        o Received written disclosures and the letter from Arthur Andersen LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Arthur Andersen LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Arthur Andersen LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Transition Report on Form 10-KSB for the seven month period ended December 31, 2000 for filing with the Securities and Exchange Commission.

                        Members of the MDI Entertainment, Inc.  Audit Committee
                        S. David Fineman
                        Robert Wussler


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        EXECUTIVE COMPENSATION

             The following table sets forth the annual and long-term compensation for services in all capacities for the seven months ended December 31, 2000 paid to Steven M. Saferin, President and Chief Executive Officer and a director, Kenneth M. Przysiecki, Chief Financial Officer, Secretary and a director, Robert R. Kowalczyk, Vice President and General Manager,Charles W. Kline, Vice President of Sales and Marketing. No other executive officer received annualized compensation exceeding $100,000 during the seven months ended December 31, 2000.




SUMMARY COMPENSATION  TABLE



NAME AND PRINCIPAL        FISCAL                                               LONG-TERM COMPENSATION
    POSITION               YEAR(1)    ANNUAL COMPENSATION                                AWARDS

                                   SALARY        BONUS        OTHER ANNUAL    RESTRICTED    SECURITIES   LONG-TERM      ALL OTHER
                                                              COMPENSATION       STOCK      UNDERLYING   INCENTIVE     COMPENSATION
                                                               (2) AND (3)      AWARD (S)     OPTIONS/     PLAN            (4)
                                                                                                SARS      PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
Steven Saferin            2000(6)  $201,212           -                  -            -           -          -           $6,867
President/CEO and         2000(6)  $330,750           -           ($57,534)(7)        -           -          -           $4,374
Director                  1999(6)  $300,000           -          ($154,885)(7)        -           -          -           $5,029
                          1998(6)  $300,000           -           $114,885            -           -          -           $3,654

Kenneth M. Przysiecki,    2000(5,8) $84,792      $1,000            $20,032            -           -          -           $5,132
Chief Financial Officer,  2000     $143,500      $5,000            $23,087            -           -          -           $3,990
Secretary and Director,   1999     $136,000      $4,000            $29,084            -           -          -           $4,080
                          1998     $102,000      $2,500            $37,106            -           -          -           $3,030

Robert R. Kowalczyk,      2000(5,8) $68,333      $7,000                  -            -           -          -           $4,718
Vice President and        2000     $114,000     $20,181                  -            -           -          -           $3,169
General Manager           1999     $104,000      $2,300                  -            -           -          -           $3,120
                          1998      $69,238           -                  -            -           -          -           $1,200

Charles W. Kline,         2000(5,8) $67,333     $28,776                  -            -           -          -           $1,995
Vice President of         2000     $114,000      $2,500                  -            -           -          -           $3,560
Sales and Marketing       1999     $108,000      $2,000                  -            -           -          -             $540
                          1998      $29,077           -                  -            -           -          -                -



(1) Fiscal year refers to the year ending May 31, 1998, 1999 or 2000, as the case may be, except as indicated below.

(2) Represents revenue-based commissions accrued pursuant to employment agreements. As of May 31, 2000, $9,092 of accrued commissions were owed to Mr. Przysiecki. Mr. Saferin. waived commissions owed him under his employment agreement for the fiscal year ended May 31, 2000.

(3) Excludes prerequisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which, in the aggregate, did not exceed the lesser of either $50,000 or 10% of the total annual salary reported for such person.

(4)     Represents amounts contributed pursuant to our 401(k) Savings Plan.

(5)     Represents seven month shortened fiscal year ended December 31, 2000.

(6) Excludes amounts paid to Mr. Saferin's mother and the company owned by his spouse. Such amounts equaled $64,169 for the seven months ended December 31, 2000 and aggregated $110,000 in each of fiscal years ended December 31, 2000, 1999, 1998.

(7) Such amount reflects a waiver of commissions previously owed to Mr. Saferin that he has relinquished.

(8) Compensation paid for the seven months ended December 31, 2000, which, on an annualized basis would exceed $100,000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table provides information regarding the exercises of options by each of the Named Executive Officers during the 2000 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

                                                   Number of Securities
                         Shares                         Underlying             Value of the Unexercised
                        Acquired     Value         Unexercised Options          In-The-Money Options
                           On       Realized       at Fiscal Year-End            at Fiscal Year-End (2)
                        Exercise      (1)      ---------------------------   ---------------------------
        Name                                   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----            --------      ---      -----------   -------------   -----------   -------------
Kenneth Przysiecki       10,000    $17,300        10,000         10,000          6,390        $6,390
Robert Kowalczyk         10,000    $12,300        10,000         10,000         $6,390        $6,390
Charles W. Kline          6,667    $11,534         6,667          6,667         $4,260        $4,260

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $0.969, the closing sale price per share of the Company's Common Stock as reported in the Nasdaq Stock Market on December 31, 2000.


DIRECTOR COMPENSATION

        Upon election or appointment to the Board of Directors, non-employee directors are granted non-qualified options to purchase 150,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. In September 1998, Mr. Wussler received stock options outside of the 1998 Stock Option and Award Plan (the "Plan") for 300,000 shares of Common Stock at an exercise price of $0.37 per share as compensation for his services as one of our outside directors. Messrs. Leavitt and Fineman each received stock options pursuant to the Plan for 150,000 shares of Common Stock at an exercise price of $0.33 per share as compensation for their services as outside directors. Mr. Malloy received stock options pursuant to the Plan for 132,500 shares of Common Stock at an exercise price of $1.375 per share and 17,500 stock options outside of the Plan at an exercise price of $1.375 per share as compensation for his services as an outside director.


401(K) SAVINGS PLAN

        In fiscal 1996, we adopted a 401(k) savings plan whereby participants can elect to defer up to a specified maximum of their compensation and we will match their contribution up to 3% of the employee's base salary. In the seven months ended December 31, 2000 and 1999, we contributed $12,943 and $10,777 to the plan, respectively. In fiscal years ended May 31, 2000 and 1999, we contributed $19,631 and $14,687 to the plan, respectively.

EMPLOYMENT AGREEMENTS

Steven M. Saferin

        MDIP has entered into an employment agreement with Mr. Saferin, guaranteed by the Company, which expires on the later of August 8, 2002 or three years from the date the Company first files a registration statement with the SEC registering all of the shares of common or preferred stock owned by Mr. Saferin, and the Company's shares are being traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market. Pursuant to his employment agreement, Mr. Saferin receives an annual base salary of $300,000, which may be increased each year in an amount between 5% and 10% of the salary of the immediately preceding year. In addition, Mr. Saferin is entitled to a bonus equal to 2% of the gross revenues of the Company, up to a maximum amount of $335,000 over the term of the agreement. The employment agreement is terminable by MDIP for "good cause" and by Mr. Saferin for "good reason" upon the occurrence of certain events. In the event that MDIP terminates Mr. Saferin's employment without "good cause" or Mr. Saferin resigns for "good reason," MDIP shall pay an amount equal to the present value sum of the salary fixed at the salary rate on the date of termination or resignation which Mr. Saferin would have received through August 7, 2002 had his employment not been terminated. The agreement does not contain any terms regarding non-competition with the Company after the termination of Mr. Saferin's employment.


Kenneth M. Przysiecki

        MDIP, Mr. Saferin and the Company have entered into an employment agreement with Mr. Przysiecki, as amended, on a year to year basis starting from October 1 of each year. Mr. Przysiecki currently receives an annual base salary of $150,000. Pursuant to his employment agreement, Mr. Przysiecki is entitled to a bonus equal to 0.5% of all trade revenue of the Company and its wholly owned entities (reduced proportionately to reflect the Company's ownership interest if less than 100%). Mr. Przysiecki's employment may be terminated by him or MDIP at any time upon sixty days' prior written notice. However, if employment is terminated by MDIP upon notice, or because of Mr. Przysiecki's death or disability, Mr. Przysiecki is entitled to severance pay equal to one year of his current base salary. The employment agreement provides that Mr. Przysiecki will not compete with MDIP in North America for eighteen months after the termination of his employment. A state court, however, may determine not to enforce such non-compete clause as against public policy.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us, as of March 8, 2001, regarding the beneficial ownership of our voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the Common Stock, (ii) each of our directors and the Named Executive Officers, as defined in Item 6, and (iii) all directors and executive officers of as a group. Unless otherwise indicated, each of the stockholders listed in the table below has sole voting and dispositive power with respect to shares beneficially owned by such stockholder.

                                     NUMBER OF SHARES               PERCENT
NAME OF BENEFICIAL OWNER (1)        BENEFICIALLY OWNED             OF CLASS (2)

Steven M. Saferin                         3,870,169(3)                34.2%
Kenneth M. Przysiecki                       240,600                    2.1%
Charles Kline                                15,059(4)                 0.1%
Robert R. Kowalczyk                          20,000(5)                 0.2%
Jonathan Betts                            1,254,528(6)                10.1%
Robert J. Wussler                           300,000                    2.7%
Todd P. Leavitt                             100,000(7)                 0.9%
S. David Fineman                            100,000(8)                 0.9%
William G. Malloy                            60,599(9)                 0.5%
International Capital Partners, LLC       1,260,094                   11.3%
Scientific Games, Inc.                      708,333                    6.3%
eLot, Inc.                                1,000,000(10)                8.2%
Venture Partners Capital LLC              1,203,553(11)                9.7%
All directors and executive
officers as a group (9 persons)           5,960,955                   47.0%


(1)     The address for Messrs. Saferin, Przysiecki, Kline, Kowalczyk,
        Betts, Leavitt, Fineman, Malloy and Wussler is c/o MDI Entertainment, Inc., 201 Ann Street, Hartford, Connecticut 06103. The address for International Capital Partners, LLC is c/o Foley, Hoag & Eliot, LLP,
        One Post Office Square, Boston, MA 02109. The address for Scientific Games, Inc. is 1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004. The address for eLot, Inc. is 301 Merritt Corporate Park, Norwalk, CT 06851. The address for Venture Partners Capital LLC is Mill Crossing, P.O. Drawer 9, Kensington, CT 06037.

(2) Shares of Common Stock are deemed outstanding for purposes of computing the percentage of beneficial ownership if such shares of Common Stock are exercisable or convertible within 60 days of the date of this Form 10-KSB.

(3) Includes 150,000 shares of Common Stock which are subject to currently exercisable options.

(4) Includes 6,667 shares of Common Stock which are subject to currently exercisable options and 1,725 shares of Common Stock held jointly with his spouse.

(5) Includes 10,000 shares of Common Stock which are subject to currently exercisable options.

(6) Includes 500 shares of Common Stock beneficially owned directly by a profit sharing plan for which Mr. Betts is the trustee. Also includes 1,203,553 shares of Common Stock issuable upon exercise of warrants, held by Venture Partners Capital, LLC, of which Mr. Betts is an affiliate. (See note 11 below.) Also includes 50,000 shares of Common Stock held by Venture Partners, Ltd., of which Mr. Betts is an affiliate.

(7) Includes 50,000 shares of Common Stock beneficially owned directly by the Leavitt Family Trust and 50,000 shares of Common Stock which are subject to currently exercisable options.

(8) Includes 50,000 shares of Common Stock which are subject to currently exercisable options.

(9) Includes 49,999 shares of Common Stock which are subject to currently exercisable options. Mr. Malloy, who was President and Chief Executive Officer of Scientific Games Holdings Corp. until its acquisition by Autotote Corporation on September 7, 2000, is currently a consultant to Autotote Corporation. Scientific Games beneficially owns 708,333 shares of Common Stock.

(10) Includes 444,444 shares of Common Stock issuable upon conversion of 444 shares of Series B Preferred Stock and 555,556 shares of Common Stock issuable upon the exercise of warrants.

(11) Represents 1,203,553 shares of Common Stock issuable upon the exercise of warrants.




             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnished the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that an initial report of ownership was filed late by Jonathan Betts; Charles Kline and Kenneth Przysiecki each filed one report covering one transaction late;
Robert Kowalczyk filed two reports covering an aggregate of two transactions late; and Venture Partners Capital and International Capital Partners each failed to file a Form 5 by the due date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Many of the following transactions occurred before, or as a result of, the reverse mergers of MDIP and MDIM with and into us in August 1997.

        Since August 1994, our subsidiary, MDIP, has retained 1010 Productions, Inc. ("1010") to consult in the areas of trade show activities, software development, systems design, purchasing and product fulfillment. The president and sole shareholder of 1010 is Linda Kesterson Saferin, spouse of Steven M. Saferin, and former employee, officer and director of MDIP. 1010 is currently paid $8,167 per month plus expenses and is retained until December 31, 2000 pursuant to its current consulting agreement with us. This agreement is in the process of being extended.

        MDIT, a company of which MDIP previously owned 66.7%, and MDIM, a company of which Mr. Saferin previously owned 91%, have paid MDIP an aggregate management fee of $10,200 in fiscal 1999 to operate the Texas and Missouri lottery programs. MDIT and MDIM have both been collapsed into MDIP now that the Texas and Missouri lottery contracts have ended.

        As a result of the reverse mergers of MDIP and MDIM with and into us in August 1997, we executed a promissory note to Agostino T. Galluzzo in the amount of $27,000. The note has an annual interest rate of 10% (which started on December 7, 1997) and will be paid in thirty-six equal monthly installments (beginning September 1998). Mr. Galluzzo was a minority stockholder of MDIP and MDIM. In addition, Mr. Galluzzo received 433,876 shares of our Common Stock in such mergers.

        On June 1, 1998, Steven M. Saferin guaranteed our $500,000 performance bond provided to the Wisconsin lottery.

        On September 23, 1998, Steven M. Saferin guaranteed our $130,000 performance bond provided to the Louisiana lottery.

        Fineman & Bach, P.C., a Philadelphia PA law firm that S. David Fineman, one of our directors is associated with, from time to time does legal work for us.

        Tulip Media Ltd., a Los Angeles, CA entertainment company that Todd Leavitt, one of our directors, is associated with, from time to time does work in the entertainment field for us.

        In October 1999, William G. Malloy was invited to join our Board of Directors. Mr. Malloy is President and Chief Executive Officer of Scientific Games, Inc. which executed a strategic alliance with us. In connection with such alliance, Scientific Games purchased a $750,000 convertible subordinated debenture from us. In addition, Steven M. Saferin sold 333,333 shares of Common Stock held by him to Scientific Games.

        On January 19, 2000, Steven Saferin exchanged a portion of his stock for a note held by a third party and made by us with a remaining principal of $316,038. The note bears interest at 8% per annum and is payable in monthly installments of $14,300 with a final payment date of December 1, 2001. The note is secured by liens on substantially all of our assets.

        On May 31, 2000 Steven Saferin loaned the President and Chief Executive Officer of The Lottery Channel, Inc. $108,000 personally for the operational needs of The Lottery Channel. Mr. Saferin received a promissory note bearing interest of 11% per annum.

        On September 1, 2000 Steven Saferin loaned the Corporation $260,000 and received a note payable on demand, bearing interest at a rate of 10% per annum. On September 8, 2000, as part of a loan transaction, the note was replaced with a note secured by substantially all of our assets, payable on January 31, 2001, which bears interest at a rate of 10% per annum. This note has been extended to May 15, 2001.

        During the seven months ended December 31, 2000 the Company paid Venture Partners, Ltd. $90,000 and issued them warrants, which did not become effective until January 1, 2001, to purchase 807,000 shares of the Company's common stock at an exercise price of $.88 per share. During the same period in 1999 Venture Partners, Ltd. was paid $25,425 and received warrants to purchase 792,895 shares of common stock at exercise prices ranging from $1.25 to $1.31 per share. Jonathan Betts, our Executive Vice President of Finance, is a principal in Venture Partners.

        Steven M. Saferin is entitled to a commission equal to 2% of our gross revenue, pursuant to his employment agreement. Mr. Saferin waived the right to approximately $57,534 and $67,964 of commissions for the seven months ended December 31 2000 and 1999, respectively.

On March 20, 2001 Steven M. Saferin guaranteed our $742,800 performance bond provided to the California lottery.

                                   PROPOSAL 3
                   INCREASE IN THE AGGREGATE NUMBER OF SHARES
           FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE COMPANY'S
                        1998 STOCK OPTION AND AWARD PLAN


GENERAL

        The Company's Board of Directors approved the 1998 Stock Option and Award Plan (the "Plan") in 1998 and the stockholders approved the Plan in 1999. A total of 800,000 shares of Common Stock were initially reserved for issuance under the Plan. The Plan may be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is subject to obtaining such stockholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by shares the aggregate number of shares of Common Stock for which stock options and stock awards may be granted under the Plan. This amendment is being submitted for stockholder approval at the Annual Meeting to ensure continued qualification of the Plan under Nasdaq rules and incentive stock option rules. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees and consultants of the Company and the members of the Board of Directors are eligible to participate in the Plan.

MATERIAL FEATURES OF THE PLAN

        The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options or stock awards and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Board of Directors or a committee thereof (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator determines the persons to whom options or awards will be granted, the number of shares to be covered by each option or award and the terms and conditions upon which an option or award may be granted, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan.

        Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. Stock awards consist of the sale or transfer by the Company to a plan participant or one or more shares of Common Stock which, unless otherwise determined by the Plan Administrator, are subject to transfer restrictions and the right of the Company to repurchase if certain conditions specified in the award are not satisfied prior to the end of a restriction period. The Plan provides for an automatic grant of non-qualified stock options to purchase 150,000 shares of Common Stock to each non-employee director upon his election or appointment to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Such options vest in equal installments over a three-year period. No plan participant may receive more than an aggregate of 250,000 shares of Common Stock by grant of options and/or stock awards during the term of the Plan.

        The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Non-qualified stock options are not subject to such limitation. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution. Options granted under the Plan provide for the payment of the exercise price in cash and may be provide for delivery to the Company of shares of Common Stock having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, an optionholder may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such optionholder's stock options with no investment.

        A stock option granted under the Plan may, at the Plan Administrator's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

        The Plan may be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, is subject to obtaining such stockholder approval.

        As of December 31, 2000, an aggregate of 800,000 shares had been issued upon the exercise of options or are issuable upon the exercise of options outstanding under the Plan. On March 30, 2001, the closing market price per share of the Company's Common Stock was $2.25, as reported on the Nasdaq Stock Market.

FEDERAL INCOME TAX CONSIDERATIONS

        The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the Plan:

        Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includable in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. Such gain will be eligible for the 20 percent maximum rate introduced by the Taxpayers Relief Act of 1997 if the shares have been held for more than 18 months after option exercise, otherwise such gain will be eligible for the 28% maximum rate. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

        Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

STOCKHOLDER VOTE REQUIRED

        The affirmative vote of a majority of the shares of Common Stock and Series B Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval to increase the number of shares under the Plan. If such stockholder approval is not obtained, then the increase of shares under the Plan will not be adopted.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION AND AWARD PLAN TO INCREASE BY 800,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   PROPOSAL 4

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Board of Directors of the Company has appointed Arthur Andersen LLP as independent accountants for the fiscal year ended December 31, 2001 to audit the financial statements of the Company and to render other professional services as required. Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended December 31, 2000.

        The Board proposes that the stockholders ratify this appointment. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Audit Fees
        ----------

        The Company paid Arthur Andersen LLP a total of $52,500 for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for their review of the Company's Quarterly reports on Form 10-QSB filed during the last fiscal year.


        All Other Fees
         ---------------

        During the Company's fiscal year ended December 31, 2000, the Company paid Arthur Andersen LLP a total of $1,650 for their provision of other business and financial consulting services.

        The Audit Committee has considered whether the provision of the services described above under the caption All Other Fees is compatible with maintaining Arthur Andersen LLP's independence.

        The percentage of the hours expended on Arthur Andersen LLP's engagement to audit the Company's financial statements for the fiscal year ended December 31, 2000 that was attributed to work performed by persons other than Arthur Andersen LLP's full-time, permanent employees was 0%.

        In the event that ratification of the appointment of Arthur Andersen LLP as the independent auditors and accountants for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

---------

STOCKHOLDER VOTE REQUIRED

        The affirmative vote of a majority of the shares of Common Stock and Series B Stock cast at the Annual Meeting and entitled to vote is required to ratify the appointment of public accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                   DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2002

        To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of Stockholders to be held in 2002, stockholder proposals must be received no later than December 26, 2001. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by March 9, 2002, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of the Secretary of the Company, 201 Ann Street, Hartford, Connecticut 06103.

                                  OTHER MATTERS

        The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.


Hartford, Connecticut
April 18, 2001

---------

        THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S LAST ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, MDI ENTERTAINMENT, INC., 201 ANN STREET, HARTFORD, CONNECTICUT 06103.

                                   APPENDIX A

                            PROPOSED AMENDMENT ADDING
           ARTICLE NINTH TO THE COMPANY'S CERTIFICATE OF INCORPORATION

        NINTH: 1. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors initially elected to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2002; the directors initially elected to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2003; and the directors initially elected to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2004, with the members of each class to hold office until their respective successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation at which a quorum is present, the successors of the class of directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause.

        2. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from any increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        3. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH hereof applicable thereto, and each director so elected shall not be subject to the provisions of this Article NINTH unless otherwise provided therein.

                                   APPENDIX B

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


                 CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
                     DIRECTORS OF MDI ENTERTAINMENT, INC.

        The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in its oversight responsibilities. The Audit Committee shall, through regular reports to the Board, (1) monitor the integrity of the Company's financial statements of the Company, (2) monitor the Company's compliance with legal and regulatory requirements, (3) monitor the independence and performance of the Company's internal and independent auditors.

        The Audit Committee shall have the authority to retain any special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee may conduct any investigation necessary to fulfilling its responsibilities and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to meet with any members of, or consultants to, the Committee.

                  THE AUDIT COMMITTEE SHALL MEET AT LEAST TWICE
                     EACH FISCAL YEAR AND MORE FREQUENTLY IF
                             CIRCUMSTANCES DICTATE.

                           MEMBERSHIP OF THE COMMITTEE

       THE MEMBERS OF THE AUDIT COMMITTEE SHALL BE APPOINTED BY THE BOARD. THE AUDIT COMMITTEE SHALL BE COMPRISED OF NOT LESS THAN TWO MEMBERS OF THE
    BOARD, EACH OF WHOM SHALL MEET THE INDEPENDENCE, EXPERIENCE AND ALL OTHER
                   REQUIREMENTS OF THE NASDAQ NATIONAL MARKET.
    IF THE AUDIT COMMITTEE SHALL BE COMPRISED OF THREE OR MORE MEMBERS OF THE
     BOARD, THEN AT LEAST A MAJORITY OF SUCH COMMITTEE MEMBERS MUST MEET THE
        INDEPENDENCE REQUIREMENTS AS STATED IN NASD RULE 4310(C)(26)(B).

                           RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter at least annually and submit the charter to the Board with any recommended changes to the Board for approval.

2. Recommend to the Board the appointment of the independent auditor, evaluate with the Board the performance of the independent auditor, and approve any discharge of any independent auditors when circumstances warrant.

3. Approve the fees and any other significant compensation to be paid to the independent auditor, who is ultimately accountable to the Audit Committee and the Board.

4. Review and discuss with the independent auditors the auditor's independence consistent with Independence Standards Board Standard 1, and, if it so determines, recommend that the full Board take appropriate action to oversee the independence of the auditor.

5. Review the independent auditors audit plan regarding the planning, scope, staffing of the audit.

6. Review with management, independent auditors, and internal auditors the Company's financial reporting processes and controls, including significant financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review with management, independent auditors, and internal auditors significant financial reporting findings and judgments made during, or in connection to, preparation of the Company's financial statements.

8. Review the Company's annual audited financial statements to be included in the Company's Annual Report on Form 10-K with management and independent auditors prior to filing or distribution. Review shall include any significant issues regarding accounting and auditing principles, practices, and judgments as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

9. Review with management and independent auditors the company's quarterly financial results prior to the release of earnings and filing and distribution of its Form 10-Q.

10. Review significant recommended changes to the Company's auditing and accounting principles and practices by management, independent auditors, or internal auditors.

11. Obtain from the independent auditor verification that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12. Prepare an annual report to shareholders to be included in the Company's proxy statement as required by the Securities and Exchange Commission

13. Discuss with the independent auditor matters required to be communicated to audit committees in accordance with AICPA SAS 61 as amended by SAS 90.

14. Review the organizational structure, plan, and budget of the internal audit department.

15. Review the appointment, performance, and replacement of the senior internal auditing executive.

16. Review the internal auditing committee's significant reports to management and the management's responses.

17. Review with Company counsel any legal matters that may have a significant impact on the Company's financial statements, the Company's compliance with applicable laws, and any significant reports or inquiries received from governmental and regulating agencies.

18. Establish and review a Code of Ethical Conduct (the "Company's Code") and ensure that management has created a system to enforce the Company's Code.

19. Obtain reports from management, the Company's senior internal auditing executive, and the independent auditor that the Company's subsidiary and foreign affiliated entities are in compliance with the Company's Code and any applicable legal requirements.

20. Review self-assessment of audit committee performance and report to the Board on significant results of foregoing activities.

21. Meet during annual and separate executive meetings with the independent auditor, senior internal auditing executive, and chief financial officer.

22. Perform any other activities deemed appropriate by the Board and consistent with this Charter, the Company's by-laws, and governing laws.

        The Audit Committee has the responsibilities established in this Charter and is not responsible 1) to plan or conduct audits, 2) to verify that the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles, 3) to resolve disagreements between management, internal auditors, and the independent auditor, or 4) to assure compliance with laws, regulations

Please sign exactly as your name appears and return this proxy as soon as possible in the enclosed stamped self-addressed envelope.

                             MDI ENTERTAINMENT, INC.
                                 201 Ann Street
                               Hartford, CT 06103

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  June 8, 2001

      THE BOARD OF DIRECTORS OF MDI ENTERTAINMENT, INC. SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April ___, 2001 in connection with the Annual Meeting of Stockholders of MDI Entertainment, Inc. (the "Company") to be held at 10:30 a.m. Eastern Standard Time on Friday, June 8, 2001 at Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017 and hereby appoints Steven M. Saferin and Kenneth M. Przysiecki, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Company registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy. This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 1, 3 and 4. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

             (Continue and to be signed and dated on the other side)

                      Please mark votes as in this example.

      The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Proposal to amend the Company's Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms and to provide procedures for removal of directors and filling vacancies of the Board of Directors.

          FOR              AGAINST                        ABSTAIN

2. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate): Proposal to elect Robert J. Wussler and S. David Fineman as Class I Directors of the Company, Todd P. Leavitt and William G. Malloy as Class II Directors of the Company and Steven M. Saferin and Kenneth M. Przysiecki as Class III Directors of the Company. In the event Proposal 1 is not approved, then the Directors are to be elected to hold office for a period of one year or until a successor has been elected and qualified.

CLASS I   Robert J. Wussler          FOR              WITHHOLD VOTE
          S. David Fineman           FOR              WITHHOLD VOTE

CLASS II  Todd P. Leavitt            FOR              WITHHOLD VOTE
          William G. Malloy          FOR              WITHHOLD VOTE

CLASS III Steven M. Saferin          FOR              WITHHOLD VOTE
          Kenneth M. Przysiecki      FOR              WITHHOLD VOTE

3. Proposal to increase by 800,000 shares the aggregate number of shares of common stock for which stock options and stock awards may be granted under the Company's 1998 Stock Option and Award Plan.

          FOR              AGAINST                        ABSTAIN

4. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors and accountants for the fiscal year ending December 31, 2001.

         FOR               AGAINST                        ABSTAIN

                            Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                            Signature:                        Date________, 2001


                            Signature:                        Date________, 2001

                   PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!